Exhibit 99.1



[BIOENVISION LOGO]


Company Contact:                            Investor Relations Contacts:
Bioenvision, Inc.                           Bioenvision, Inc.
David P. Luci                               Mary Ann Ondish
(212) 750-6700                              (212) 750-6700
davidluci@bioenvision.com                   maryannondish@bioenvision.com
www.bioenvision.com
-------------------


            BIOENVISION REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

NEW YORK, N.Y., November 9, 2006 - Bioenvision (NasdaqGM:BIVN) today announced financial results for the first quarter ended September 30, 2006. Highlights of the quarter include:

     o Bioenvision successfully conducted its Evoltra(R) (clofarabine) marketing launch at SIOP conference in September 2006;
     o Bioenvision entered into a licensing agreement to acquire Evoltra(R) marketing rights in Japan and Southeast Asia;
     o Bioenvision records $2.9 million of revenue for the quarter; up from $670,000 in the quarter ended September 30, 2005;
     o    Bioenvision appoints Vice President, Regulatory Affairs.

"We continue to make strong progress in terms of Evoltra(R) marketing and development activities and in the build out of our infrastructure" commented David P. Luci, Chief Financial Officer and General Counsel of Bioenvision.

"We will now focus our development efforts on expanding Evoltra(R)'s commercial potential" said Dr. Christopher B. Wood, Bioenvision's Chairman and Chief Executive Officer. "Our next target in Evoltra development is the filing, before year's end, for approval with the European Commission to treat elderly patients with AML who are unfit for intensive chemotherapy. Then we plan to position Evoltra(R) into other hematology indications, such as MDS and chronic leukaemia." Dr. Wood added.

For the three months ended September 30, 2006 and 2005, Bioenvision recorded revenues of $2,865,000 and $670,000, respectively. This increase of 328% is due to an increase in product sales of Evoltra(R) due to marketing approval received in Q4 of 2006 as well as an increase in license and royalty revenue of $590,000.

Selling, General and Administrative expenses for the three months ended September 30, 2006 and 2005 were approximately $5,469,000 and $2,887,000, respectively. This increase of 89.4% is due to an increase in sales and marketing costs associated with the marketing launch of

Evoltra(R) in September 2006. The Company also experienced an increase in expenses of approximately $1,403,000 relating to the build-up of a sales and marketing and administrative infrastructure throughout Europe upon approval of Evoltra(R) in May 2006. The Company also recognized an increase in the non-cash charge of stock-based compensation of $223,000.

Research and development costs for the three months ended September 30, 2006 and 2005 were $9,270,000 and $2,431,000, respectively. This increase of 281.3% is due to the Company licensing clofarabine in Japan and Southeast Asia; a territory previously ungranted by clofarabine's inventor. The increase is also due to the increased development activities and ongoing clinical trials of clofarabine for pediatric and adult leukemias and psoriasis. Excluding the one-time costs associated with our having licensed Evoltra(R) marketing rights in Japan and Southeast Asia, we would have recorded R&D costs for the three months ended September 30, 2006 and 2005 of $5,317,000 and $2,431,000,
respectively (see Non-GAAP reconciliation set forth below).

Net loss available to shareholders was $12,211,000, or $0.29 loss per share for the three months ended September 30, 2006, compared with net loss available to shareholders of $4,890,000, or $0.12 loss per share for the three months ended September 30, 2005.

Bioenvision had cash and cash equivalents and short-term investments at September 30, 2006 of $35,777,000 compared with $45,015,000 at June 30, 2006.
The decrease in the cash position is due to the cash burn associated with our licensing marketing rights to clofarabine in Japan and Southeast Asia as well as ongoing clinical trials for clofarabine and modrenal as well as general administrative costs associated with the marketing launch of Evoltra(R) and the implementation of a sales force within the EU.

Reconciliation of Non-US GAAP Financial Measure
-----------------------------------------------
Adjusted net loss applicable to common stockholders defined as net loss applicable to common shareholders less one-time expense for the Japanese license agreement recorded for the quarters ended September 30, 2006 and 2005, respectively.


                                                                                           Quarter ended September 30,
                                                                                     2006                        2005
                                                                                     ----                        ----
Net loss applicable to common stockholders, as reported                                $(12,210,762)                $(4,889,660)

Add: One-time charge for Japanese license agreement                                       3,953,074                           -
                                                                                       ------------                 -----------

Adjusted net loss applicable to common stockholders                                     $(8,257,688)                $(4,889,660)
                                                                                     ==============              ==============

Basic and diluted net loss per share of common stock, as reported                            $(0.29)                     $(0.12)

Adjusted basic and diluted net loss per share of common stock                                $(0.20)                     $(0.12)

Weighted-average shares used in computing basic & diluted net loss per share             41,456,942                  40,572,626

Conference Call

Conference Call Information:
Date: 11/9/06
Time: 12:00PM Eastern
Toll free (US & Canada): 866-585-6398
International: 416-849-9626
Web cast: www.bioenvision.com
          -------------------

A replay of the call and web cast will be available for 14 days.

Replay number (US & Canada): 866-245-6755
Replay number international: 416-915-1035
Replay passcode: 816197
Web cast replay: www.bioenvision.com
                 -------------------


About Bioenvision

Bioenvision's primary focus is the acquisition, development, distribution and marketing of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including:
Evoltra(R), Modrenal(R) (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products. Bioenvision is also developing anti-infective technologies, including the OLIGON(R) technology; an advanced biomaterial that has been incorporated into various FDA approved medical devices and Suvus(R), an antimicrobial agent currently in clinical development for refractory chronic hepatitis C infection. For more information on Bioenvision please visit our Web site at www.bioenvision.com.
-------------------

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision's compounds under development in particular; the potential failure of Bioenvision's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision's business, structure or projections; the development of competing products; uncertainties related to Bioenvision's dependence on third parties and partners; and those risks described in Bioenvision's filings with the SEC. Bioenvision disclaims any obligation to update these forward-looking statements.

                               (Tables to follow)



                       BIOENVISION, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                 September 30,               June 30,
                                                                                      2006                     2006
                                                                                 ------------              -------------
                                 ASSETS                                          (unaudited)

Current assets
    Cash and cash equivalents                                                    $  4,215,118              $   3,377,937
    Short-term securities                                                          31,562,264                 41,637,106
    Accounts receivable, less allowances of $899,000                                3,233,091                  2,369,446
    Inventories                                                                       425,402                    427,514
    Other current assets                                                            1,460,491                    844,810
                                                                                 ------------              -------------
        Total current assets                                                       40,896,366                 48,656,813

Property and equipment, net                                                           288,193                    273,632
Intangible assets, net                                                              7,337,322                  7,549,520
Goodwill                                                                            1,540,162                  1,540,162
Other assets                                                                          897,051                    706,840
Deferred costs                                                                      3,463,197                  3,523,497
                                                                                 ------------              -------------
        Total assets                                                             $ 54,422,291              $  62,250,464
                                                                                 ============              =============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities
    Accounts payable                                                             $  3,154,171              $   1,557,507
    Accrued expenses                                                                8,064,329                  6,464,445
    Accrued dividends payable                                                          57,328                     56,404
    Deferred revenue                                                                  513,662                    513,662
                                                                                 ------------              -------------
        Total current liabilities                                                  11,789,490                  8,592,018

 Other liabilities                                                                    703,074                          -
 Deferred revenue                                                                   6,942,306                  7,070,725
                                                                                 ------------              -------------
        Total liabilities                                                          19,434,870                 15,662,743

 Commitments and contingencies

 Stockholders' equity
    Convertible participating preferred stock - $0.001 par value;
    20,000,000 shares authorized; 2,250,000 shares issued and                           2,250                      2,250
    outstanding at September 30, 2006 and June 30, 2006 (liquidation preference $6,750,000)
    Common stock - par value $0.001; 70,000,000 shares authorized;                     41,459                     41,457
        41,458,616 and 41,456,616 shares issued and outstanding at
        September 30, 2006 and June 30, 2006, respectively
    Additional paid-in capital                                                    134,229,990                133,604,996
    Accumulated deficit                                                           (98,778,030)               (86,567,268)
    Receivable from stockholder                                                      (300,000)                  (340,606)
    Accumulated other comprehensive loss                                             (208,248)                  (153,108)
                                                                                 ------------              -------------

        Total stockholders' equity                                                 34,987,421                 46,587,721
                                                                                 ------------              -------------

        Total liabilities and stockholders' equity                               $ 54,422,291              $  62,250,464
                                                                                 ============              =============



                       BIOENVISION, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                                                        Three months ended
                                                                                            September 30,
                                                                                      2006             2005
                                                                                 ---------         -------------

Revenue
    Product sales                                                                $  1,874,494      $     194,996
    Licensing and royalty revenue                                                     990,078            400,130
    Research and development contract revenue                                               -             75,092
                                                                                 ------------      -------------

Total revenue                                                                       2,864,572            670,218

Costs and expenses
    Cost of products sold, including royalty expense of $361,000 and                  422,728            328,291
    $201,000 for the three months ended September 30, 2006 and 2005, respectively

    Research and development                                                        9,269,582          2,430,918

    Selling, general and administrative                                             5,468,891          2,887,462

    Depreciation and amortization                                                     241,700            224,283
                                                                                 ------------      -------------

Total costs and expenses                                                           15,402,901          5,870,954
                                                                                 ------------      -------------

Loss from operations                                                              (12,538,329)        (5,200,736)

Interest and finance charges                                                          (47,684)           (66,761)
Interest income                                                                       460,319            462,905
                                                                                 ------------      -------------

Net loss                                                                          (12,125,694)        (4,804,592)

Preferred stock dividend                                                              (85,068)           (85,068)
                                                                                 ------------      -------------

Loss applicable to common stockholders                                          $ (12,210,762)       $(4,889,660)
                                                                                =============        ===========


Basic and diluted net loss per share applicable to common stockholders           $      (0.29)     $       (0.12)
                                                                                 ============      =============

Weighted average shares used in computing                                          41,456,942         40,572,626
    basic and diluted net loss per share                                         ============      =============